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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                                 MICROSCAN, INC.


                              * * * * * * * * * * *
                    PURSUANT TO SECTION 242(1) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                              * * * * * * * * * * *

          Scott T. Garrett and Colin R. Silvester, being the duly elected and acting President and Treasurer, respectively of MicroScan Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, do hereby certify as follows:

     1. The name of the corporation (hereinafter called the "Corporation") is MicroScan, Inc.
     2. The Certificate of Incorporation which was filed by the Secretary of State of Delaware on November 23, 1994 (the "Certificate of Incorporation") is hereby amended, effective March 1, 1995 as follows:

                                   ARTICLE ONE

               The name of the corporation is DADE MICROSCAN INC.

          IN WITNESS WHEREOF, the undersigned do hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly have hereunto set their hands this 1st day of March, 1995


                                        DADE MICROSCAN INC.
                                        a Delaware Corporation

                                        By: /s/ Scott T. Garrett
                                            ----------------------------
                                                 Scott T. Garrett,
                                                 President

                                        By: /s/ Colin R. Silvester
                                            ----------------------------
                                                 Colin R. Silvester,
                                                 Treasurer


ATTEST:

/s/ Louise S. Pearson
-----------------------------
Louise S. Pearson,
Assistant Secretary

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                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MIRCOSCAN, INC.

                                   ARTICLE ONE

          The name of the corporation is MicroScan, Inc.

                                   ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is 32 Loookerman Square, Suite L-100, in the City of Dover, County of Kent 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

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undersigned and the facts stated herein are true and accordingly have hereunto set their hands this 7th day of December, 1994.

                                        MICROSCAN, INC.,
                                        a Delaware corporation

                                        By:  /s/ Stephen G. Pagliuca
                                            -----------------------------------
                                             Stephen G. Pagliuca
                                             President


ATTEST:


/s/ Adam Kirsch
----------------------------------
Adam Kirsch
Assistant Secretary

                                      - 2 -
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           NAME                                  MAILING ADDRESS
           ----                                  ---------------

     Thaddine G. Gomez                     200 East Randolph Drive
                                           Suite 5700
                                           Chicago, Illinois 60601

                                   ARTICLE SIX

          The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                       -2-
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                                   ARTICLE TEN

          The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 23rd day of November, 1994.


                                        /s/ Thaddine G. Gomez
                                        ------------------------------------
                                        Thaddine G. Gomez
                                        Sole Incorporator

                                       -3-